As filed with the Securities and Exchange Commission on
                   March      , 2001
             Registration No. 333-
                                   -------------------
<P>
            SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, DC 20549
<P>
                         FORM S-8
               REGISTRATION STATEMENT UNDER
                THE SECURITIES ACT OF 1933
<P>
           DIAMOND INTERNATIONAL GROUP, INC.
   (Exact name of issuer as specified in its charter)
<P>
Delaware                                 73-1556428
(State or other jurisdiction of        (I.R.S. Employer
incorporation or organization)       Identification No.)
<P>
6 Commercial Street, Hicksville, New York         11801
(Address of Principal Executive Offices)       (Zip Code)
<P>
                      Consulting
               Shares Issued For Services
                (Full title of the Plan)
<P>
              Richard Levinson, President
          Diamond International Group, Inc.
                6 Commercial Street
             Hicksville, New York 11801
        (Name and address of agent for service)
<P>
                  (516) 433-3800
<P>
                    copies to:
<P>
                Anslow & Jaclin, LLP
              4400 Route 9, 2nd Floor
                 Freehold, NJ 07728
                   (732) 409-1212
<P>
Approximate date of commencement of proposed sale to the public: Upon the effective date of this Registration
Statement.
<P>
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: [ ]
<P>
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities
Act, please check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. [ ]
<P>
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
<P>
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE
<P>
                                Proposed        Proposed
Title of                         maximum         maximum
securities       Amount         Offering        aggregate           Amount of
to be            to be          price per       offering            registration
registered       registered     share(1)(2)      price                fee (1)
------------------------------------------------------------------------------------
Common Stock,     600,000        $0.40          $240,000            $60.00
$.001 par value

<P>
(1)     The fee with respect to these shares has been
calculated pursuant to Rules 457(h) and 457(c) under the
Securities Act of 1933 and based upon the average of the
last price per share of the Registrant's Common Stock on
March 5, 2001, a date within five (5) days prior to the
date of filing of this Registration Statement, as reported
by the OTC Bulletin Board.
<P>
(2)     Estimated solely for the purpose of calculating the
registration fee.
<P>
Documents Incorporated by Reference  X Yes    No
<P>
                       PART II
<P>
Item 3. Incorporation of Documents by Reference.
<P>
The following documents are incorporated by reference in
this Registration Statement and made a part hereof:
<P>
(a)    The Company's Form 8-K12g3 for Current Reports (and
all amendments thereto) and all Exhibits thereto filed
pursuant to Section 12(g) of the Exchange Act of 1934, as
amended (the "1934 Act") (File No. 000-29461);
<P>
(b)   The Company's Quarterly Report on Form 10-QSB for the
quarter ended June 30, 2000 filed pursuant to Section 15(d)
of the 1934 Act.
<P>
(c)   The Company's Quarterly Report on Form 10-QSB for the
quarter ended September 30, 2000 filed pursuant to Section
15(d) of the 1934 Act.
<P>
(d)     All other documents filed by the Company after the
date of this Registration Statement under Section 13(a),
13(c), 14 and 15(d) of the 1934 Act, after the date hereof
and prior to the filing of a post-effective amendment to
the Registration Statement which indicates that all
securities offered have been sold or which deregisters all
securities then remaining in the Registration Statement and
to be part thereof from the date of filing of such
documents.
<P>
Item 4. Description of Securities.
<P>
Not Applicable.
<P>
Item 5. Interest of Named Experts and Counsel.
<P>
Certain legal matters in connection with the Common Shares
being registered herein will be passed upon for the Company
by Richard I. Anslow & Associates, 4400 Route 9, 2nd Floor,
Freehold, NJ 07728.   Richard I. Anslow, the principal of
Richard I. Anslow & Associates owns
4,762 shares of the Company's Common Stock.
<P>
Item 6. Indemnification of Directors and Officers.
<P>
The Certificate of Incorporation and By-laws of the Company
provide that the Company shall indemnify to the fullest
permitted by Delaware law any person whom it may indemnify
thereunder, including directors, officers, employees and
agents of the Company.  Such indemnification (other than as
ordered by a court) shall be made by the Company only upon
a determination that indemnification is proper in the
circumstances because the individual met the applicable
standard of conduct i.e., such person acted in good faith
and in a manner he reasonably believed to be in or not
opposed to the best interest of the Company. Advances for
such indemnification may be made pending such
determination. Such determination shall be made by a
majority vote of a quorum consisting of disinterested
directors, or by independent legal counsel or by the
stockholders. In addition, the Certificate of Incorporation
provides for the elimination, to the extent permitted by
Delaware law, of personal liability of directors to the
Company and its stockholders for monetary damages for
breach of fiduciary duty as directors.
<P>
The Company has also agreed to indemnify each director and
executive officer pursuant to an Indemnification Agreement
with each such director and executive officer from and
against any and all expenses, losses, claims, damages and
liability incurred by such director or executive officer
for or as a result of action taken or not taken while such
director or executive officer was acting in his capacity as
a director, officer, employee or agent of the Company.  The
obligations of the Company for indemnification is limited
to the extent provided in the Delaware Business Corporation
Act and is also limited in situations where, among others,
the indemnity is deliberately dishonest, gains any profit
or advantage to which he is not legally entitled or is
otherwise indemnified.
<P>
Insofar as indemnification for liabilities arising under
the Securities Act of 1933, as amended (the "1933 Act") may
be permitted to directors, officers and controlling persons
of the Company pursuant to the foregoing provisions, or
otherwise, the Company has been advised that in the opinion
of the Securities and Exchange Commission such
indemnification is against public policy as expressed in
the Securities Act and is, therefore, unenforceable. In the
event that a claim for indemnification against such
liabilities (other than the payment by the Company of
expenses incurred or paid by a director, officer or
controlling person of the Company in the successful defense
of any action, suit or proceeding) is asserted by such
director, officer or controlling person in connection with
the securities being registered, the Company will, unless
in the opinion of its counsel the matter has been settled
by controlling precedent, submit to a court of appropriate
jurisdiction the question of whether such indemnification
by it is against public policy as expressed in the
Securities Act and will be governed by the final
adjudication of such issue.
<P>
Item 7. Exemption From Registration Claimed.
<P>
Not Applicable.
<P>
Item 8. Exhibits.
<P>
Number  Description
<P>
4.1 Consulting Agreement dated March 6, 2001 between the
Company and Robert Esposito.
<P>
5.1 Consent and Opinion of Anslow & Jaclin, LLP.
<P>
23.1Consent of Weisberg, Mole & Company, LLP
<P>
Item 9. Undertakings.
<P>
The undersigned registrant hereby undertakes:
<P>
(1)     To file, during any period in which offers or sales
are being made, a post-effective amendment to this
Registration Statement:
<P>
(a)     To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933.
<P>
(b)     To reflect in the prospectus any facts or events
arising after the effective date of the Registration
Statement (or the most recent post-effective amendment
thereof) which, individually or in the aggregate, represent
a fundamental change in the information set forth in the
Registration Statement; and
<P>
(c)     To include any material information with respect to
the plan of distribution not previously disclosed in the
Registration Statement or any material change to such
information in the Registration Statement.   Provided,
however, that paragraphs (1)(a) and (1)(b) do not apply if
the Registration Statement is on Form S-3 or Form S-8 and
the information required to be included in a post-effective
amendment by this paragraphs is contained in periodic
reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by
reference in the Registration Statement.
<P>
(2)     That, for the purpose of determining any liability
under the 1933 Act, each such post-effective amendment
shall be deemed to be a new registration statement relating
to the securities offered therein, and the offering of such
securities at that time shall be deemed to be the initial
bona fide offering thereof.
<P>
(3)     To remove from registration by means of a post-
effective amendment any of the securities being registered
which remain unsold at the termination of the offering.
<P>
(4)   That, for purposes of determining any liability under
the 1933 Act, each filing of the Registrant's annual report
pursuant to Section 13(a) or Section 15(d) of the 1934 Act
(and, where applicable, each filing of an employee benefit
plan's annual report pursuant to Section 15(d) of the 1934
Act) that is incorporated by reference in the Registration
Statement shall be deemed to be a new registration
statement relating to the securities offered therein, and
the offering of such securities at that time shall be
deemed to be the initial bona fide offering thereof.
<P>
(5)     To deliver or cause to be delivered with the
prospectus, to each person to whom the prospectus is sent
or given, the latest annual report to security holders that
is incorporated by reference in the prospectus and
furnished pursuant to and meeting the requirements of Rule
14a-3 or Rule 14c-3 under the 1934 Act; and, where interim
financial information required to be presented by Item
310(b) of Registration S-B is not set forth in the
prospectus, to deliver, or cause to be delivered, to each
person to whom the prospectus is sent or given, the latest
quarterly report that is specifically incorporated by
reference in the prospectus to provide such interim
financial information.
<P>
(6)     To deliver or cause to be delivered with the
prospectus to each employee to whom the prospectus is sent
or given, a copy of the Registrant's annual report to
stockholders for its last fiscal year, unless such employee
otherwise has received a copy of such report, in which case
the registration shall state in the prospectus that it will
promptly furnish, without charge, a copy of such report on
written request of the employee.  If the last fiscal year
of the Registrant has ended within 120 days prior to the
use of the prospectus, the annual report of the Registrant
for the preceding fiscal year may be so delivered, but
within such 120-day period the annual report for the last
fiscal year will be furnished to each such employee.
<P>
(7)     To transmit or cause to be transmitted to all
employees participating in the Plans who do not otherwise
receive such material as stockholders of the Registrant, at
the time and in the manner such material is sent to its
stockholders, copies of all reports, proxy statements and
other communications distributed to its stockholders
generally.
<P>
                      SIGNATURES
<P>
Pursuant to the requirements of the Securities Act of 1933,
the Registrant certifies that it has reasonable grounds to
believe that it meets all of the requirements for filing on
Form S-8 and has duly caused this registration statement to
be signed on its behalf by the undersigned, there unto duly
authorized, in the Borough of Hicksville, State of New
York, on March 6, 2001.
<P>
                       DIAMOND INTERNATIONAL GROUP, INC.
<P>
                       /s/ Richard Levinson
                       --------------------------------
                           Richard Levinson
                           Chief Executive Officer and
                           President
<P>
Pursuant to the requirements of the Securities Act of 1933,
this Registration Statement has been signed below by the
following persons on behalf of the Registrant and in the
capacities and on the dates indicated.
<P>
Signatures                                 Date
<P>
/s/ Richard Levinson                   March 6, 2001
-------------------------------
    Richard Levinson
    Chief Executive Officer and President